Exhibit 10.55

June 27, 2001

Dr. Allen Kahn
Apt 7808
175 E. Delaware Place
Chicago, IL 60611

Dear Dr. Kahn:

This letter shall serve as documentation of our recent discussions in which you have agreed to extend the maturity date the following convertible and non-convertible notes for an additional twelve months from their original maturity date. As discussed, the conversion feature (Section 3 of the note agreements) remains unchanged by this extension agreement.

Date of Convertible Note   Amount           Original Maturity          Revised Maturity
------------------------   ---------        -----------------          ----------------
October 26, 1999           $200,000         October 26, 2000           October 26, 2002
November 22, 1999          $100,000         November 22, 2000          November 22, 2002
February 18,2000           $75,000          February 18,2001           February 18,2003

Date of Note               Amount           Original Maturity          Revised Maturity
------------               ---------        -----------------          ----------------
November 17, 2000          $200,000         November 17, 2001          November 17, 2002

In return for your agreement to extend the maturity of the above four notes, GreenMan agrees to reduce the conversion price as stated in each convertible note from $1.00 to $.75.

If you are in agreement with above information, please sign below and return an original to my attention.

Sincerely,

/s/ Charles E. Coppa                                     /s/ Dr. Allen Kahn
Charles E. Coppa                                         Agreed, Dr. Allen Kahn
Chief Financial Officer